Exhibit 10.36
When recorded, return to:
Raphaela Taylor, Esq.
Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive, Fourth Floor
Costa Mesa, California 92626
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.
DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING
(Offices at Greenhouse)
from
KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company,
as Grantor
to
RANDY DURANT
as Trustee
for the benefit of
JPMorgan Chase Bank, N.A., as administrative agent
as Beneficiary
November 14, 2016

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DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING
(Offices at Greenhouse)

(The promissory notes secured hereby provide for a fluctuating interest rate)
(This Deed of Trust is made, in part, pursuant to a revolving credit arrangement)
THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this "Deed of Trust"), is made as of November 14, 2016, by KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company ("Trustor"), as trustor, in favor of RANDY DURANT, an individual ("Trustee"), as trustee, for the benefit of JPMORGAN CHASE BANK, N.A., a national banking association, as "Administrative Agent" as described below (in such capacity, together with its successors and assigns, hereinafter called "Beneficiary"), as beneficiary. Beneficiary is acting as the administrative agent for itself and all other "Lenders" now or hereafter existing under that certain Loan Agreement (defined below).
Trustor, and each of the other borrowers (each a "Borrower" and collectively, the "Borrowers") from time to time a party thereto, Beneficiary, as "Administrative Agent" and the "Lenders" are entering into that certain Term Loan and Security Agreement dated as of even date herewith (the "Loan Agreement"), and, subject to the other terms and conditions of the Loan Agreement, Lenders have agreed to make a revolving loan and a term loan (collectively, the "Loan") to Borrowers in the principal amount of up to Sixty-Five Million and No/100 Dollars ($65,000,000.00). Each capitalized term used herein and not otherwise defined shall have the meaning given such term in the Loan Agreement. As used herein, the term "Lenders" shall have the same meaning that is given to such term in the Loan Agreement.
Borrowers' obligations under the Loan Agreement and the other Loan Documents to which Borrowers are a party (excluding the Environmental Indemnity Agreement) shall be secured by, among other things, this Deed of Trust.
Trustor is the current owner of fee title to the Land (defined below).
1.GRANTING CLAUSE. Trustor, in consideration of the acceptance by Trustee of the trust hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the obligations described in Section 3 below, irrevocably grants, bargains, sells, assigns and conveys to Trustee and its successors in trust and assigns, forever, in trust, with power of sale, all of Trustor's estate, right, title, interest, claim and demand in and to the property described as follows, whether now existing or hereafter acquired (all of the property described in all parts of this Section 1, together with all additional property described in Section 2, is called the "Property"):
1.1    Land and Appurtenances. The land described in Exhibit A attached hereto and made a part hereof as if fully set forth, together with all existing and future easements and rights affording access to it (the "Land"), and all tenements, hereditaments, rights of way, easements, appendages and appurtenances thereto belonging or in any way appertaining, including without

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limitation all of the right, title and interest of Trustor in and to any avenues, streets, ways, alleys, vaults, strips or gores of land adjoining that property, all rights to water, water stock, drains, drainage and air rights relating to that property, and all claims or demands of Trustor either in law or in equity in possession or expectancy of, in and to that property; and
1.2    Improvements and Fixtures. All buildings, structures and other improvements now or hereafter erected on the property described in Section 1.1 above (the "Improvements"), and all facilities, fixtures, machinery, apparatus, installations, goods, equipment, inventory, furniture, building materials and supplies and articles of personal property of every kind and nature whatsoever, including consumable goods, now or hereafter located in or upon the Property or any part thereof, or to be attached to or placed in or on, or used or useable in connection with any present or future use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, it being the intention of the parties that all property of the character described above that is now owned or hereafter acquired by Trustor and that is affixed or attached to, stored upon or used in connection with the property described in Section 1.1 above shall be, remain or become a portion of that property and shall be covered by and subject to the lien of this Deed of Trust, together with all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports and other work products relating to the construction of the existing or any future improvements on the Property, any and all rights of Trustor in, to or under any architect's contracts or construction contracts relating to the construction of the existing or any future improvements on the Property, and any performance and/or payment bonds issued in connection therewith, together with all trademarks, trade names, copyrights, computer software and other intellectual property used by Trustor in connection with the Property; and
1.3    Enforcement and Collection. Any and all rights of Trustor without limitation to make claim for, collect, receive and receipt for any and all rents, income, revenues, issues, earnest money, deposits, refunds (including but not limited to refunds from taxing authorities, utilities and insurers), royalties, and profits, including mineral, oil and gas rights and profits, insurance proceeds of any kind, condemnation awards and other moneys, payable or receivable from or on account of any of the Property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in Section 1.2 above) affecting or relating to any of the Property, to bring any suit in equity, action at law or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award or judgment, in the name of Trustor or otherwise, and to do any and all things that Trustor is or may be or become entitled to do with respect thereto, provided, however, that no obligation of Trustor under the provisions of any such agreements, awards or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon Trustee, Beneficiary or the Lenders; and
1.4    Personal Property. All articles of personal property now or hereafter attached to, placed upon for an indefinite term, or used in connection with the Land and/or Improvements; and
1.5    Building Materials. All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or

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later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; and
1.6    Accounts and Income. Any and all rights of Trustor in any and all accounts, rights to payment, contract rights, chattel paper, documents, instruments, licenses, contracts, agreements and general intangibles relating to any of the Property, including, without limitation, income and profits derived from the operation of any business on the Property or attributable to services that occur or are provided on the Property or generated from the use and operation of the Property; and
1.7    Leases. All of Trustor's rights as landlord in and to all existing and future leases and tenancies, whether written or oral and whether for a definite term or month to month or otherwise, now or hereafter demising all or any portion of the property described in Sections 1.1 and 1.2 above, including all renewals and extensions thereof and all rents, deposits and other amounts received or receivable thereunder (in accepting this Deed of Trust none of Beneficiary, any Lender nor Trustee assumes any liability for the performance of any such lease), or otherwise growing out of any occupancy or use thereof; and
1.8    Insurance Proceeds; Awards. All proceeds or sums payable in lieu of or as compensation for the loss of or damage to (i) any property covered hereby, or (ii) the Property upon which any property covered hereby is or may be located, and all rights in and to all pertinent present and future fire, hazard, earthquake or other insurance policies covering any of the property described herein or the Property (regardless of whether Beneficiary or Lenders require such insurance and regardless of whether Beneficiary or any Lender is named as an additional insured or loss payee of such insurance); and all awards, settlements and other amounts made by any public body or decreed by any court of competent jurisdiction for a permanent or temporary taking or for degradation of value in any condemnation or eminent domain proceeding; and
1.9    Swap Agreements. All Swap Agreements entered into in connection with any Swap Obligations and all rights that Borrowers may now or hereafter have to any and all payments, disbursements, distributions or proceeds owing, payable or required to be delivered to Borrowers on account of any and all Swap Obligations; and
1.10    Books and Records. All books and records of Trustor relating to the foregoing in any form; and
1.11    Proceeds. All replacements and proceeds of, and additions and accessions to, any of the foregoing.
2.    SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS.
2.1    Fixture Filing. This Deed of Trust constitutes a fixture filing for all purposes under the Texas Uniform Commercial Code, as amended or recodified from time to time ("UCC"), including but not limited to Sections 9.334, 9.501, 9.502 and 9.604. This Deed of Trust as a fixture filing, filed in the real estate records of the county of the state in which the real property described in Exhibit A is located, covers (i) the personal property that is or is to become fixtures on the Property

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and (ii) all Personalty related to the Property. "Fixtures" include any and all goods, articles of personal property, materials, supplies, equipment, personal property, systems, apparatus, and other items now or hereafter attached to, placed upon or used for an indefinite term or used in connection with the Property, together with all property that is or at any time becomes so related to the Property that an interest in them arises under real estate law. "Personalty" includes all of the right, title, and interest of Trustor in and to (a) the construction plans for the Improvements; (b) all building and construction materials and equipment, if any; (c) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted minerals); (d) general intangibles, money, insurance proceeds, accounts, contract and subcontract rights, trademarks, tradenames, inventory; (e) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Trustor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Property
2.2    Grant of Security Interest. To the extent any of the property described in Section 1 is personal property, Trustor, as debtor, grants to Beneficiary, for the benefit of Lenders, as secured party, a security interest therein together with a security interest in all other personal property of whatsoever nature that is located on or used or to be used in connection with any of the property described in Section 1, and any products or proceeds of any thereof, pursuant to the UCC, on the terms and conditions contained herein. Beneficiary hereby assigns such security interest to Trustee, in trust, for the benefit of Beneficiary and the Lenders, to be dealt with as a portion of the "Property" except as otherwise specified herein. Trustor hereby authorizes Beneficiary to file any financing statement, fixture filing or similar filing to perfect the security interests granted in this Deed of Trust without Trustor's signature.
2.3    Security Agreement. This Deed of Trust also constitutes a Security Agreement (this "Security Agreement") between Trustor as the "Debtor" and Beneficiary, for the benefit of Lenders, as the "Secured Party" with respect to all items of personal property collateral, a security interest in all such personal property collateral being hereby transferred, pledged, assigned, set over, conveyed and granted to Beneficiary, for the benefit of Lenders, by Trustor as security for the payment of the Secured Obligations described in Section 3 below.
2.4    Assignment of Leases and Rents.
2.4.1    Assignment; Security Interest. In consideration of the indebtedness secured hereby and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Trustor hereby irrevocably and unconditionally GRANTS, BARGAINS, SELLS, ASSIGNS, and CONVEYS unto Beneficiary, in order to provide a source of future payment of the indebtedness secured hereby and performance of the other obligations under the Loan Documents, (i) all of Trustor's right, title and interest now existing and hereafter arising in and to the leases, subleases, concessions, licenses, franchises, occupancy agreements, tenancies, subtenancies and other agreements, either oral or written, now existing and hereafter

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arising which affect the Property, Trustor's interest therein or any improvements located thereon, together with any and all security deposits, guaranties of the lessees' or tenants' obligations (including any and all security therefor) and other security under any such leases, subleases, concessions, licenses, franchises, occupancy agreements, tenancies, subtenancies and other agreements (all of the foregoing, and any and all extensions, modifications and renewals thereof, shall be referred to, collectively, as the "Leases"); and (ii) all the income, rents, issues, profits, royalties and proceeds from the Leases and any business conducted on the Property and any and all prepaid rent and security deposits thereunder (collectively, the "Rents"); TO HAVE AND TO HOLD the Leases and Rents unto Beneficiary, forever, and Trustor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Leases and Rents unto Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof. It is the intention of Trustor and Beneficiary that this conveyance creates (i) a presently and immediately effective assignment of and security interest in all Rents and all identifiable proceeds of same, whether accrued or unaccrued, by means of assignment of Rents pursuant to this security instrument as contemplated in the Texas Assignment of Rents Act ("TARA") and the security agreement herein contained, and (ii) a present and valid collateral assignment of the Leases, and Beneficiary's rights to same are not contingent or conditioned upon, and may be exercised without, possession of the Property.
2.4.2    Pre-Enforcement Collection. Until the occurrence of a Default, Trustor shall have the right, subject to the terms and provisions of this Section 2.4, to exercise and enjoy all incidences of the status of a lessor with respect to the Leases and Rents, including the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Upon the occurrence, and during the continuance, of a Default, Trustor hereby agrees that Trustor's rights to enjoy the Rents shall automatically terminate (but will be reinstated once the applicable Default has been cured by Trustor as confirmed by Beneficiary in writing, and Beneficiary shall promptly confirm such reinstatement in writing upon Trustor's written request) and Beneficiary may begin enforcement of the assignment of Leases and of the Rents, which accrued before but remain unpaid as of the date of such Default and which accrue on or after the date of such Default, pursuant to TARA and this Deed of Trust, and may commence other actions to collect the Rents without taking possession of the Property and without further notice except as required by this Deed of Trust or applicable law. Until all such Rents have been paid to Beneficiary, same shall be held in a bank account under the sole dominion and control of Trustor and which shall not contain any funds other than the Rents from the Property, and Trustor shall provide to Beneficiary, immediately upon a Default, the name and address of such bank and the account name, style and number, and other information relating thereto as Beneficiary may request in writing.
2.4.3    Enforcement of Rents Assignment.
(a)    Trustor Enforcement. Upon the occurrence, and during the continuance, of a Default by Trustor under the provisions of this Deed of Trust, Beneficiary may begin enforcement of the assignment of Rents by written notice ("Enforcement Notice"), in compliance with TARA, from Beneficiary to Trustor demanding payment of the Rents as Beneficiary is herein entitled to collect; Trustor agrees that all notices required in this Section 2.4 may be delivered to the address and in the manner specified in Section 8.1. Trustor shall pay to Beneficiary, at such place and in such manner as principal or interest payments under the Notes are to be paid,

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within five (5) business days after providing the Enforcement Notice, all Rents (including any and all prepaid Rents), without deduction for any purpose or reason whatsoever, relating to any period of time (or which may be applicable to any event or condition) after providing the Enforcement Notice, then held by or under the control, custody or direction of Trustor (or any of Trustor's agents). As with respect to any Enforcement Notice to Trustor, the obligations of Trustor hereunder shall not be subject to, affected by, extended or modified by any other provision hereof requiring the giving of notice or any grace or cure period. If Trustor (or any agent of Trustor) collects or receives any Rents after Beneficiary begins enforcement as herein provided, then Trustor agrees to pay to Beneficiary, at such place and in such manner as principal or interest payments under the Notes are to be paid, all of such Rents, without deduction for expenses or other costs, within five (5) business days after Trustor's (or Trustor's agent's) receipt of same.
(b)    Tenant Enforcement. Upon the occurrence, and during the continuance, of a Default, Beneficiary may additionally enforce the assignment of Rents by providing written notice (also an "Enforcement Notice"), in compliance with TARA, to each tenant under the Leases or otherwise with respect to the Property, with a copy of such Enforcement Notice to Trustor, demanding that each such tenant pay to Beneficiary, at the address of Beneficiary specified in such Enforcement Notice, all unpaid, but due and payable, accrued Rents and all unaccrued Rents as they accrue and become due and payable. Trustor hereby irrevocably authorizes and directs the tenants under the Leases or otherwise with respect to the Property to rely upon and comply with any such Enforcement Notice by Beneficiary for the payment to Beneficiary of any Rent and agrees, for the benefit of each such tenant which is hereby deemed to be a third party beneficiary of this provision, that the payment of such Rents to Beneficiary satisfies the tenant's obligation under its Lease to the extent of such payment. The direction and authorization for the tenant to pay Rents to Beneficiary shall continue until the earlier of a court order directing otherwise, a signed notice from Beneficiary cancelling same, or a notice signed by Beneficiary that a foreclosure of this Deed of Trust has occurred, with directions for payment of future Rents. Trustor further irrevocably authorizes and directs the tenants under the Leases or otherwise with respect to the Property to rely upon and comply with any notice or demand by Beneficiary for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such Enforcement Notice or similar demand by Beneficiary.
(c)    No Claims Agreement. TRUSTOR SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY TENANT FOR THE PAYMENT OF ANY RENTS TO BENEFICIARY HEREUNDER.
2.4.4    Effect of Assignment. The foregoing irrevocable assignment of Leases shall not cause Beneficiary to be: (i) a mortgagee in possession; (ii) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (iii) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or any other parties, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or

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injury or death to Trustor or any tenant, licensee, employee, invitee or other person; or (iv) an agent of Trustor. The foregoing irrevocable assignment of Leases and Rents shall not (A) constitute an election of remedies that precludes subsequent enforcement of the indebtedness secured hereby and/or the other obligations under the Loan Documents; (B) make the indebtedness secured hereby and/or the other obligations under the Loan Documents unenforceable; (C) limit the rights available to Beneficiary with respect to the indebtedness secured hereby and/or the other obligations under the Loan Documents; (D) bar a deficiency judgment following enforcement of any encumbrance, lien or security interest against the Property (including, without limitation, the assignment of Rents contained in this Section 2.4); or (E) reduce the indebtedness secured hereby and/or the other obligations under the Loan Documents, except to the extent Beneficiary actually collects such Rents and applies, or is obligated to apply, such collected Rents to the indebtedness secured hereby and/or the other obligations under the Loan Documents. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (1) the exercise or failure to exercise by Beneficiary, or any of Beneficiary's employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary hereunder; or (2) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.
2.4.5    Applications. The Rents received or collected by Beneficiary after it begins enforcement of the assignment of Rents as authorized in this Section 2.4, shall be applied in the manner and to the extent specified in this Section 2.4.5. Upon receipt by Beneficiary of such Rents, either from Trustor or a tenant, Beneficiary shall apply such funds to the following items and in the following order of priority: (i) first, to the reimbursement of Beneficiary's reasonable, third-party, out-of-pocket expenses of enforcing such assignment of Leases, Rents or collection of the Rents, including reasonable legal fees and costs; (ii) second, but only if and to the extent elected by Beneficiary, which election may be changed from time to time by Beneficiary, with or without notice to Trustor, the reimbursement of expenses incurred by Beneficiary for the protection of the Property, including without limitation the payment of ad valorem taxes, mechanics liens and other liens against and insurance for the Property; (iii) third, but only if and to the extent elected by Beneficiary, which election may be changed from time to time by Beneficiary, with or without notice to Trustor, the reimbursement of or direct payment of the Approved Operating Costs (as defined below) of the Property in accordance with the provisions of Section 2.4.6 hereof; (iv) fourth, to payment of the indebtedness secured hereby then due and owing, in such amounts and priority among interest, principal and other obligations as Beneficiary deems appropriate; (v) fifth, to payment of secured, subordinate interests in the Rents, if Beneficiary has received appropriate notice of same (any such notice should be sent to Beneficiary as provided in Section 8.1 hereof); and (vi) lastly, to Trustor. Without in any way limiting the requirement of Beneficiary's consent hereunder, and notwithstanding the foregoing priority of payment, any sums received by Trustor in consideration of any termination (or the release or discharge of any tenant), expansion, reduction, modification or amendment of any Lease shall be applied to reduce the outstanding indebtedness secured hereby and any such sums received by Trustor shall be held in trust by Trustor for such purpose until paid to Beneficiary as herein required.
2.4.6    Intentionally Deleted.

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2.4.7    Termination. Upon payment in full of the Secured Obligations, and delivery of a release or releases, duly executed by Beneficiary, of the lien and security interest created by this Deed of Trust as to all Property and the assignment of Leases and Rents, then this Section 2 shall terminate, become null and void, and shall be of no further force or effect.
2.4.8    Trustor's Indemnities. TRUSTOR SHALL INDEMNIFY AND HOLD HARMLESS BENEFICIARY FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, COST, DAMAGE, OR EXPENSE WHICH BENEFICIARY MAY INCUR UNDER OR BY REASON OF THE ASSIGNMENTS CONTAINED IN THIS SECTION 2.4 OR BY REASON OF OR IN DEFENSE OF ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY ARISING OUT OF THE LEASES OR WITH RESPECT TO THE RENTS, EXCEPT AS A RESULT OF BENEFICIARY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR FOR ANY ACTION TAKEN BY BENEFICIARY HEREUNDER. IN THE EVENT BENEFICIARY INCURS ANY SUCH LIABILITY, LOSS, COST, DAMAGE, OR EXPENSE, THE AMOUNT THEREOF TOGETHER WITH ALL REASONABLE ATTORNEYS' FEES AND INTEREST THEREON AT THE DEFAULT RATE SHALL BE PAYABLE BY TRUSTOR TO BENEFICIARY IMMEDIATELY, WITHOUT DEMAND, AND SHALL BE DEEMED A PART OF THE INDEBTEDNESS.
2.4.9    Covenants. Trustor hereby represents, warrants, covenants and agrees that (i) intentionally deleted; (ii) all Rents received by Trustor (or any agent of Trustor), either before or after the commencement of Beneficiary's enforcement of the assignment of Rents, shall be deposited solely into an account for the benefit of only Trustor or Beneficiary; (iii) the Property, or any part hereof, is not, has not been and will not become the homestead of Trustor; (iv) intentionally deleted; (v) Trustor shall not grant, assign or permit any assignment of Rents, except as herein provided, without Beneficiary's prior written consent, which may be withheld or conditioned as Beneficiary determines, in its sole and absolute discretion; and (vi) Beneficiary has no duty of good faith of fair dealing or other fiduciary obligations, and Beneficiary hereby disclaims any such duty or obligation, to Trustor or any tenant with respect to the Leases, Rents, the assignment of Leases, Rents, and any actions related thereto permitted to be taken by Beneficiary pursuant to this Deed of Trust or the other Loan Documents.
2.4.10    Other Assignees. Without constituting a consent thereto, if Trustor creates or suffers an assignment of Rents to any third party other than Beneficiary (the "Other Assignee"), then Trustor shall obtain and deliver to Beneficiary a document, in form and substance acceptable to Beneficiary, whereby such Other Assignee (for itself and its agents) agrees: (i) not to send any form of notice of enforcement of the assignment of Rents to any tenant or Trustor without the prior written approval of Beneficiary; (ii) within two (2) business days after the request of Beneficiary, to send written notice to each tenant and the Trustor cancelling any enforcement notice previously sent by the Other Assignee (or any of its predecessors or agents); (iii) to grant to Beneficiary an irrevocable power of attorney, which shall be coupled with an interest, empowering Beneficiary on behalf of such Other Assignee to send written notices of cancellation of any enforcement notice to each and every tenant, the Trustor and any other party which has received an enforcement notice, or copy thereof, from the Other Assignee (or any of its predecessors or

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agents); (iv) that upon Beneficiary's giving of an Enforcement Notice to Trustor or any tenant, or upon the foreclosure of the lien of this Deed of Trust, Other Assignee will give immediate written notice of cancellation of any enforcement notice previously given by the Other Assignee (or any of its predecessors or agents); (v) to specifically waive the inclusion in any Enforcement Notice given by Beneficiary of the terms and provisions contained in Section 8 of the notice form under Section 64.056 of TARA and the representation and agreement that any such Enforcement Notice without such terms and provisions shall fully and completely satisfy the requirements for such notice; (vi) any and all Rents received by such Other Assignee (or its agents) pursuant to any form of notice for the enforcement of an assignment of Rents in favor of the Other Assignee or otherwise for which Beneficiary had not given its prior written consent thereto, shall be held in trust for the benefit of Beneficiary and shall be paid to Beneficiary within two (2) business days after Beneficiary's written demand therefor, together with interest thereon at the Maximum Rate (as defined in the Loan Agreement) for each day after such second business day after such written demand until received in good funds by Beneficiary; and (vii) containing such other terms and provisions as are reasonably included by Beneficiary in a subordination and/or intercreditor agreement between a superior and inferior lienholder on real property.
2.4.11    Representations and Warranties. Trustor represents and warrants that: (i) none of the landlord's interests under any of the Leases has been transferred or assigned; and (ii) no part of the Property constitutes any of the business or residential homestead of Trustor.
3.    OBLIGATIONS SECURED. This Deed of Trust is given for the purpose of securing the following obligations (collectively, the "Secured Obligations"):
3.1    Performance and Payment.
3.1.1    Payment and performance of all indebtedness and other obligations and covenants on the part of Borrowers under the Loan Agreement and those certain promissory notes in the aggregate stated principal amount of $65,000,000.00, each now or hereafter executed and delivered by Borrowers to the order of one or more Lenders pursuant to the Loan Agreement (together with all other promissory notes now or hereafter given and/or executed pursuant to the terms of the Loan Agreement and/or given in substitution thereof or in modification, supplement, increase, addition, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified, collectively, the "Notes").
3.1.2    The payment and performance of all indebtedness and other obligations of Trustor contained in this Deed of Trust and in the other Loan Documents (excluding the Environmental Indemnity Agreement).
3.1.3    The payment and performance of all indebtedness and other obligations of any Borrower to Beneficiary or Lenders under the other Deeds of Trust (as defined in the Loan Agreement) and in the other Loan Documents (excluding the Environmental Indemnity Agreement).

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3.1.4    The payment and performance of all Swap Obligations (as defined in the Loan Agreement) of Borrowers or one or more Borrowers (or any Affiliate of Borrowers or one or more Borrowers) under any Swap Agreement (as defined in the Loan Agreement) with Beneficiary, any Lender or their respective Affiliates.
3.2    Future Advances. The repayment of any and all sums advanced or expenditures made by Beneficiary or Lenders or consented to by Beneficiary or Lenders pursuant to the Loan Agreement subsequent to the execution of this Deed of Trust for the maintenance or preservation of the Property, or advanced or expended by Beneficiary or Lenders for any other purpose pursuant to any provision of the Loan Agreement, this Deed of Trust or the other Loan Documents, together with interest thereon at the highest rate of interest borne by the Loan pursuant to the Loan Agreement. Trustor intends that all such advances, whenever made and whether or not Beneficiary or Lenders are obligated to make the same, shall be secured by this Deed of Trust and shall be a lien on the Property having priority as of the date this Deed of Trust is recorded.
3.3    Other Amounts. All other obligations and amounts now or hereafter owing by Borrowers to Beneficiary or the Lenders under this Deed of Trust and/or the other Deeds of Trust, the Loan Agreement, the Notes or any other document, instrument or agreement evidencing, securing or otherwise relating to the Loan (excluding the Environmental Indemnity Agreement) and any and all extensions, renewals, modifications or replacements of any thereof (collectively, the "Loan Documents"), which obligations include but are not limited to principal, interest, protective advances, contingent obligations, obligations under any letter of credit reimbursement obligations (if any); provided, however, that this Deed of Trust does not and shall not in any event be deemed to, secure the obligations owing to Beneficiary and the Lenders under: (a) the Environmental Indemnity Agreement of even date herewith by Borrowers in favor of Beneficiary and the Lenders in connection with the Loan (as the same may from time to time be amended or modified, the "Environmental Indemnity Agreement"); or (b) any guaranty of the Loan, including but not limited to the Guaranty (as such term is defined in the Loan Agreement). The rates at which interest accrues on the obligations secured by this Deed of Trust may vary from time to time.
3.4    Obligations. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and fees at any time accruing or assessed on any of the Secured Obligations.
3.5    Incorporation. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein that: (a) the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.
4.    WARRANTIES AND COVENANTS OF TRUSTOR. Trustor warrants, covenants, and agrees with Beneficiary as follows:

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4.1    Warranties.
4.1.1    Trustor has full power and authority to grant the Property to Trustee and warrants, to Trustor's knowledge, except as specifically identified in writing to Beneficiary, the Property to be free and clear of all liens, charges, and other monetary encumbrances except those appearing in the title insurance policy accepted by Beneficiary in connection with this Deed of Trust.
4.1.2    Except as disclosed in the property condition report for the Property delivered to Beneficiary in connection with the closing of the Loan, to Trustor's knowledge, the Property is free from damage and no matter has come to Trustor's attention (including, but not limited to, knowledge of any construction defects or nonconforming work) that would materially impair the value of the Property as security.
4.1.3    The obligations evidenced by the Loan Agreement and secured by this Deed of Trust are primarily for commercial, industrial or business purposes and is not primarily for personal, family or household purposes.
4.2    Preservation of Lien. Trustor will preserve and protect the priority of this Deed of Trust as a valid first priority lien on the Property. If Trustor fails to do so, Beneficiary may take any and all actions necessary or appropriate to do so and all sums expended by Beneficiary or the Lenders in so doing shall be treated as part of the obligations secured by this Deed of Trust, shall be paid by Trustor upon demand by Beneficiary and shall bear interest at the highest rate borne by any of the obligations secured by this Deed of Trust.
4.3    Repair and Maintenance of Property. Trustor will keep the Property in good condition and repair, which duty shall include but is not limited to cleaning, painting, landscaping, repairing, and refurbishing of the Property; will complete and not remove or demolish, alter, or make additions to any building or other improvement that is part of the Property, or construct any new structure on the Property, without the express written consent of Beneficiary, except that the foregoing shall not limit Trustor's right to undertake any tenant improvements for tenants under their leases (approved or deemed approved by Beneficiary, or Leases for which Beneficiary's consent is not required pursuant to the terms of the Loan Agreement) or any capital improvements to the Improvements; will underpin and support when necessary any such building or other improvement and protect and preserve the same; will complete or restore promptly and in good and workmanlike manner any such building or other improvement that may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor; will not knowingly commit, suffer, or permit any act upon the Property in violation of law; and will do all other acts that from the character or use of the Property may be reasonably necessary for the continued operation of the Property in a safe and legal manner, the specific enumerations herein not excluding the general.
4.4    Insurance. Trustor shall provide and maintain in force at all times any and all insurance as required pursuant to the terms and conditions of the Loan Agreement. ADDITIONALLY, (i) TRUSTOR IS REQUIRED TO: (1) KEEP THE PROPERTY AND IMPROVEMENTS INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (2) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED

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TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (3) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (ii) TRUSTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (iii) IF TRUSTOR FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (i) OR (ii) HEREOF, BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF TRUSTOR AT TRUSTOR'S EXPENSE FOLLOWING FIVE (5) BUSINESS DAYS' WRITTEN NOTICE TO TRUSTOR.
4.5    Damage and Destruction. The settlement, collection and application of proceeds of insurance or condemnation awards or other taking of any portion of the Property for public or private use, or for injury to any portion of the Property, shall be governed by the terms of Sections 7.01 and 7.02 of the Loan Agreement, which sections are incorporated herein by this reference. Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law which may provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.
4.6    Right of Inspection and Appraisal. Trustor shall permit Beneficiary or its agents or independent contractors (including, but not limited to, appraisers, environmental consultants and construction consultants), at all reasonable times, to enter upon and inspect the Property, upon no less than twenty-four (24) hours prior written notice to Trustor, and subject to the rights of tenants under their leases and, if no Default exists, at Beneficiary's sole cost and expense. Beneficiary shall have the right to order new Appraisals of the Property from time to time in accordance with the Loan Agreement.
4.7    Compliance with Laws, Etc.; Preservation of Licenses. Subject to Section 4.18 below, Trustor shall comply in all material respects with (a) all laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments and other requirements of governmental authorities relating to the Property or Trustor's use thereof, and (b) all easements, licenses and agreements relating to the Property or Trustor's use thereof. Trustor shall observe and comply with all requirements necessary to the continued existence and validity of all rights, licenses, permits, privileges, franchises and concessions relating to any existing or presently contemplated use of the Property, including but not limited to any zoning variances, special exceptions and nonconforming use permits.
4.8    Further Assurances. Trustor will, at its expense, from time to time execute and deliver any and all such instruments of further assurance and other instruments and do any and all such acts, or cause the same to be done, as Trustee or Beneficiary deems reasonably necessary or advisable to grant the Property to Trustee or to carry out more effectively the purposes of this Deed of Trust, provided that in no event shall Trustor's obligations nor liabilities be increased as a result thereof, except as agreed to and indicated in writing by the parties.
4.9    Legal Actions. Trustor will appear in and defend any action or proceeding before any court or administrative body purporting to affect the security hereof or the rights or powers of Beneficiary, the Lenders or Trustee; and will pay all costs and expenses, including cost

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of evidence of title, title insurance premiums and any fees of attorneys, appraisers, environmental inspectors and others, incurred by Beneficiary, the Lenders or Trustee, in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, in any suit brought by Beneficiary or Trustee to foreclose this Deed of Trust and in any trustee's sale under this Deed of Trust.
4.10    Taxes, Assessments and Other Liens. Subject to Section 4.18 below, Trustor will pay prior to delinquency all taxes, assessments, encumbrances, charges, and liens with interest, on the Property or any part thereof, including but not limited to any tax on or measured by rents of the Property, the Loan Agreement, this Deed of Trust, or any obligation or part thereof secured hereby (each, a "Property Assessment").
4.11    Expenses. Trustor will pay all costs, fees and expenses reasonably incurred by Beneficiary, the Lenders or Trustee in connection with this Deed of Trust.
4.12    Repayment of Expenditures. Trustor will pay within five (5) days after written demand all amounts secured by this Deed of Trust, other than principal of and interest due on the Loan pursuant to the terms of the Loan Agreement, with interest from date of expenditure at the rate of interest borne by the Loan pursuant to the terms of the Loan Agreement and the repayment thereof shall be secured by this Deed of Trust.
4.13    Sale, Transfer or Encumbrance. Except as expressly permitted in the Loan Agreement, Trustor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole discretion), sell, transfer, or otherwise convey the Property or any interest therein, further encumber the Property or any interest therein, cause or permit any change in the entity, ownership, or control of Trustor or agree to do any of the foregoing without first causing Trustor to repay in full the obligations under the Loan Agreement and all other sums secured by this Deed of Trust. Notwithstanding anything stated to the contrary in this Deed of Trust or in any of the other Loan Documents, any transfers (or the pledge or encumbrance ) of equity interests or other interests in the sole member of the Von Karman Borrower (if applicable), the sole member of Public Market Borrower (if applicable) and/or KBSGI REIT ACQUISITION IV, LLC, or in any of the direct or indirect owners of the sole member of the Von Karman Borrower (if applicable), the sole member of Public Market Borrower (if applicable) and/or KBSGI REIT ACQUISITION IV, LLC, (including, without limitation, KBSGI REIT PROPERTIES, LLC, KBS GROWTH & INCOME LIMITED PARTNERSHIP or KBS GROWTH & INCOME REIT, INC.) shall not be prohibited (and shall be expressly permitted) provided that KBS Growth & Income REIT, Inc. continues to (a) exercise day to day management and control (directly or indirectly) of Trustor, and (b) own, either directly or indirectly, 51% of the ownership interests in Trustor.
4.14    Trustor Existence. If Trustor is a corporation, partnership, limited liability company or other entity, Beneficiary and Lenders are entering into the Loan Agreement and Lenders are making the Loan to Trustor in reliance on Trustor's continued existence, ownership and control in its present form. Trustor will not alter its name, jurisdiction of organization, structure, ownership or control without the prior written consent of Beneficiary and will do all things necessary to preserve and maintain said existence and to ensure its continuous right to carry on its business.

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4.15    Intentionally Deleted.
4.16    Security Deposits. Trustor shall not collect a security deposit in excess of two (2) months' rent for any lease. Trustor shall promptly deposit and maintain all security deposits and other deposits received by Trustor from tenants in a segregated trust account in a federally insured institution.
4.17    Use of Property; Zoning Changes. Unless required by applicable law, Trustor shall not: (a) except for any change in use approved by Beneficiary in writing or expressly contemplated under the Loan Agreement, allow changes in the use for which all or any part of the Property is being used at the time this Deed of Trust is executed; or (b) initiate or acquiesce in a change in the zoning classification of the Property.
4.18    Permitted Contests. Trustor shall not be required to pay any Property Assessment, or to comply with any laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments or other requirements of governmental authorities relating to the Property or Trustor's use thereof, or any easements, licenses or agreements relating to the Property, so long as Trustor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessment or enforcement of such laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments or other requirements of governmental authorities relating to the Property or Trustor's use thereof, or such easements, licenses or agreements relating to the Property so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) none of Trustee, Beneficiary nor any Lender is subjected to any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts (for purposes of this Section 4.18, each, a "Claim") as a result of such contest, and (d) Trustor provides assurances reasonably satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments or other requirements of governmental authorities relating to the Property or Trustor's use thereof, or such easements, licenses or agreements relating to the Property in the event Trustor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Trustor shall indemnify and save Beneficiary and Lenders harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Trustor shall comply with such laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments and other requirements of governmental authorities relating to the Property or Trustor's use thereof, and any easements, licenses or agreements relating to the Property and/or pay and discharge the Property Assessments and other amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

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4.19    Rights of Beneficiary. In addition to Beneficiary's rights (for the benefit of Lenders) as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor or Trustor: (a) give notice to any person of Beneficiary's and Lenders' rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Property or any rights or interests of Beneficiary and Lenders therein; (c) inspect the Property upon no less than twenty-four (24) hours prior written notice to Trustor, and subject to the rights of tenants under their leases; and (d) endorse, collect and receive any right to payment of money owing to Trustor under or from the Property during the occurrence and continuation of an Default. Notwithstanding the above, in no event shall Beneficiary or the Lenders be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary or Lenders unless Beneficiary and/or the Lenders, as applicable, shall make an express written election of said remedy under the UCC or other applicable law. For purposes of clarification, this Section 4.19 does not grant Beneficiary or Lenders the right to modify the terms of the Loan without Trustor's consent.
4.20    Management of the Property. Beneficiary and Lenders are entering into the Loan Agreement and Lenders are making the loan secured by this Deed of Trust in part in reliance on the experience and reputation of the manager of the Property identified in the Loan Agreement. Trustor will provide Beneficiary thirty (30) days' prior written notice if Trustor intends to retain another property management company to manage the Property and will not retain such replacement property management company without obtaining the prior written consent of Beneficiary, which will not unreasonably be withheld. Beneficiary reserves the right (a) to review and approve the proposed property management agreement between Trustor and the new property manager and any material changes thereto, including, but not limited to, changes in the responsibilities of the property manager, and (b) to require that the replacement property management company enter into such agreements with Beneficiary (on behalf of Lenders) as Beneficiary may reasonably require. Trustor will submit such requests to Beneficiary in writing.
5.    DEFAULT.
5.1    Definition. The occurrence of any "Default" under the Loan Agreement shall constitute a "Default" under this Deed of Trust.
5.2    Beneficiary's and Trustee's Right to Perform. After the occurrence and during the continuance of any Default, Beneficiary or Trustee, but without the obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligations hereunder, may: make any payments or do any acts required of Trustor hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary, the Lenders or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien in accordance with the following paragraph; and in exercising any such powers, pay necessary expenses, employ counsel and pay a reasonable fee therefor. All sums so expended shall be payable on demand by Trustor, be secured hereby and bear interest at the rate of interest specified in the Loan Agreement applicable to the Loan from the date advanced or expended until repaid.

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Beneficiary, the Lenders or Trustee, in making any payment herein, are hereby authorized, in the place and stead of Trustor, in the case of a payment of taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property, to make such payment in reliance on any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, mortgage, claim or charge Beneficiary, the Lenders or Trustee, as the case may be, shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Trustee, the Lenders or Beneficiary, as the case may be, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this Deed of Trust, provided further, that in connection with any such advance, Beneficiary and Lenders at their option may and are hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by Trustor or Trustor without demand and shall be secured hereby.
5.3    Remedies on Default. Upon the occurrence, and during the continuance, of any Default all sums secured hereby shall become immediately due and payable as and when provided in Section 9.01 of the Loan Agreement, without notice or demand, at the option of Beneficiary and in addition to all of Beneficiary's rights (for the benefit of Lenders) as a "Secured Party" under the UCC or otherwise at law, Beneficiary may do any one or more of the following during the continuance of such Default:
5.3.1    Right to Perform Trustor's Covenants. If Trustor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents (following the expiration of any applicable notice and cure period), Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Secured Obligations, and Trustor promises, upon demand, to pay to Beneficiary, at the place where the Notes are payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the "Default Rate" set forth in Section 3.08(c) of the Loan Agreement. No such payment by Beneficiary shall constitute a waiver of any Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.
5.3.2    Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records, and accounts relating thereto and to exercise without interference from Trustor any and all rights which Trustor has with respect to the management, possession, operation, protection, or preservation of the Property, including without limitation the right to rent the same for the account of Trustor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property and to apply

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the remainder of such Rents on the Secured Obligations in such manner as Beneficiary may elect. All such costs, expenses, and liabilities incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Trustor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Secured Obligations. If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Trustor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Beneficiary pursuant to this subsection, the Beneficiary shall not be liable for any loss sustained by Trustor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Property unless such loss is caused by the gross negligence or willful misconduct of the Beneficiary, nor shall the Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Should the Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Trustor shall reimburse the Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Beneficiary for the control, care, management, leasing, or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Property by the tenants or by any other parties, or for any hazardous substance on or under the Property, or for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair, or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Trustor hereby assents to, ratifies, and confirms any and all actions of the Beneficiary with respect to the Property taken under this subsection.
The remedies in this subsection are in addition to other remedies available to the Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Beneficiary. The remedies in this Section 5 are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.621 of the UCC. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Secured Obligations (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Secured Obligations.
5.3.3    Right to Accelerate. Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Trustor and all other parties obligated in any manner whatsoever on the Secured Obligations, declare the entire unpaid balance of the Secured Obligations immediately due and payable, and upon such declaration, the entire unpaid balance of the Secured Obligations shall be

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immediately due and payable. The failure to exercise any remedy available to the Beneficiary shall not be deemed to be a waiver of any rights or remedies of the Beneficiary under the Loan Documents, at law or in equity.
5.3.4    Foreclosure‑Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:
(a)    Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee's special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.
(b)    Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (1) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable); and (2) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the "Questioned Bidder") declines to comply with the Trustee's requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (A) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids; and (B) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee's sole and absolute discretion, determine that a credit bid may be in the best interest of the Trustor and Beneficiary, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.
(c)    Sale Subject to Unmatured Secured Obligations. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default

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is made in the payment of any installment of the Secured Obligations, Beneficiary may, at Beneficiary's option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Obligations to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured Secured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Secured Obligations, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of the Secured Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Secured Obligations.
(d)    Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations is paid and the other obligations under the Loan Documents are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.
(e)    Trustee's Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Trustor, conveying the Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Trustor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Default, the notice of intention to accelerate, or acceleration of, the maturity of the Secured Obligations, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Trustor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.
5.3.5    Beneficiary's Judicial Remedies. Beneficiary may proceed by suit or suits, at law or in equity, to enforce the payment of the Secured Obligations and the performance and discharge of the other obligations under the Loan Documents in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary with respect to the Loan

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Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.
5.3.6    Beneficiary's Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Secured Obligations and performance and discharge of the other obligations under the Loan Documents, without notice to Trustor and without any showing of insolvency, fraud, or mismanagement on the part of Trustor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Property or any part thereof, and of the Rents, and Trustor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.
5.3.7    Beneficiary's Uniform Commercial Code Remedies. The Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the UCC, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC the Beneficiary may and Trustor agrees as follows:
(a)    without demand or notice to Trustor, enter upon the Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and
(b)    intentionally deleted; and
(c)    written notice mailed to Trustor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and
(d)    any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 9.604 of the UCC; and
(e)    in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Property may, at the option of the Beneficiary, be sold as a whole; and
(f)    it shall not be necessary that the Beneficiary take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and
(g)    prior to application of proceeds of disposition of the Personalty to the Secured Obligations, such proceeds shall be applied to the reasonable expenses

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of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys' fees and legal expenses incurred by the Beneficiary; and
(h)    after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Beneficiary, Trustor shall assemble the Personalty and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Trustor and Beneficiary to allow the Beneficiary to take possession or dispose of the Personalty. Trustor agrees that Beneficiary shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Trustor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Secured Obligations and the enforcement of Beneficiary's rights under the Loan Documents. Beneficiary shall apply the proceeds of the sale of the Personalty against the Secured Obligations in accordance with the provisions of Section 7.4 of this Deed of Trust. Trustor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay the Secured Obligations in full. Trustor waives all rights of marshaling in respect of the Personalty; and
(i)    any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Secured Obligations, the occurrence of any Default, the Beneficiary having declared all or a portion of such Secured Obligations to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by the Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and
(j)    the Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Beneficiary.
5.4    Other Rights of Beneficiary. Should any part of the Property come into the possession of Beneficiary during the continuance of a Default (provided if such Default is cured, Beneficiary shall have a reasonable period of time following such cure to cease its possession of the Property or any part thereof) Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Property. Trustor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Notes are payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in

SMRH:479747989.7	21

connection with Beneficiary's custody, preservation, use, or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Secured Obligations. It is agreed, however, that the risk of loss or damage to the Property is on Trustor, and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by the Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Beneficiary's possession.
5.5    Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser's ownership, immediate possession of the property purchased, and if Trustor or Trustor's successors shall hold possession of said property or any part thereof subsequent to foreclosure, Trustor and Trustor's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Property so occupied and sold to such purchaser), and anyone occupying such portion of the Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.
5.6    Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Section 5, or any Rents collected by Beneficiary from the Property during a Default, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Secured Obligations in the following order and priority: (a) to the payment of all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys' fees and a reasonable fee or commission to Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received; (b) to the remainder of the Secured Obligations as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Secured Obligations, and third, to prepayment of the unmatured portion, if any, of principal of the Secured Obligations applied to installments of principal in inverse order of maturity; (c) the balance, if any and to the extent applicable, remaining after the full and final payment of the Secured Obligations and full performance and discharge of the other obligations under the Loan Documents to the holder or beneficiary of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (d) the cash balance, if any, to the Trustor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Secured Obligations like any other payment. The balance of the Secured Obligations remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Notes or the other Loan Documents.
5.7    Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 5.3.4 hereof, at any time before the sale, Trustee may

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abandon the sale, and Beneficiary may then institute suit for the collection of the Secured Obligations and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Secured Obligations and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Property or any part thereof in accordance with the provisions of this Deed of Trust.
5.8    Payment of Fees. If the Notes or any other part of the Secured Obligations shall be collected or if any of the other obligations under the Loan Documents shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to the Beneficiary to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Property or any part thereof is involved, Trustor agrees to pay Beneficiary's attorneys' fees and expenses incurred, and such fees shall be and become a part of the Secured Obligations and shall bear interest from the date such costs are incurred at the Default Rate.
5.9    Miscellaneous.
5.9.1    In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Trustor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.
5.9.2    In addition to the remedies set forth in this Section 5, upon the occurrence of a Default, the Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.
5.9.3    All rights, remedies, and recourses of Beneficiary granted in the Notes, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Trustor, the Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Trustor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Property prior to Beneficiary bringing suit to recover the Secured Obligations or suit on the other obligations under the Loan Documents; and (vi) in the event Beneficiary elects to bring suit on the Secured Obligations and/or the other obligations under the Loan Documents and obtains a judgment against Trustor prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary's option.

SMRH:479747989.7	23

5.9.4    Beneficiary may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Trustor or any other party to pay the Secured Obligations or perform and discharge the other obligations under the Loan Documents. For payment of the Secured Obligations, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.
5.9.5    Trustor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Trustor by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (ii) any right to a marshaling of assets or a sale in inverse order of alienation.
5.9.6    Trustor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Notes, and the other Loan Documents.
5.9.7    The remedies in this Section 5 are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC.
5.10    Intentionally Deleted.
5.11    Beneficiary as Purchaser. Beneficiary may be the purchaser of the Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Secured Obligations. The Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Beneficiary's purchase shall be applied in accordance with Section 5.6 of this Deed of Trust.
5.12    No Waiver. By accepting payment of any sum secured hereby after its due date, neither Beneficiary nor the Lenders waive their respective right either to require prompt payment when due of all other sums so secured or to declare an Default for failure to do so.
5.13    Waiver of Marshaling, Etc. In connection with any trustee's sale or other foreclosure sale under this Deed of Trust, Trustor hereby waives, for itself and all others claiming by, through or under Trustor, any right Trustor or such others would otherwise have to require marshaling or to require that the Property be sold in parcels or in any particular order.

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5.14    Waiver of Deficiency Statute.
5.14.1    In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Trustor agrees as follows. Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Trustor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Trustor and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Trustor expressly recognizes that this section constitutes a waiver of the above‑cited provisions of the Texas Property Code which would otherwise permit Trustor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Trustor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Trustor, Guarantor, and others against whom recovery of a deficiency is sought.
5.14.2    Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years' experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.
5.15    Remedies Cumulative; Subrogation. The rights and remedies accorded by this Deed of Trust shall be in addition to, and not in substitution of, any rights or remedies available under now existing or hereafter arising applicable law. All rights and remedies provided for in this Deed of Trust or afforded by law or equity are distinct and cumulative and may be exercised

SMRH:479747989.7	25

concurrently, independently or successively. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver by Beneficiary or the Lenders of such right and the waiver of any Default or Default shall not constitute a waiver by Beneficiary or the Lenders of any subsequent or other Default or Default. Beneficiary, on behalf of Lenders, shall be subrogated to the claims and liens of those whose claims or liens are discharged or paid with the loan proceeds hereof. The exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Beneficiary. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.621 of the UCC.
6.    CONDEMNATION, ETC. Any and all awards of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Property for public or private use, or for injury to any portion of the Property ("Awards"), are hereby assigned and shall be paid to Beneficiary, which may apply or disburse, and shall be obligated to apply or disburse, such Awards, all in the same manner, on the same terms, subject to the same conditions, to the same extent, and with the same effect as provided in Section 7.02 of the Loan Agreement.
7.    TRUSTEE.
7.1    General Powers and Duties of Trustee. At any time or from time to time, without liability therefor and without notice and without affecting the liability of any person for the payment of the indebtedness secured hereby, upon written request of Beneficiary, payment of its own fees and presentation of this Deed of Trust and the notes evidencing the Loan for endorsement (in case of full reconveyance, for cancellation or retention), Trustee may: (a) consent to the making of any map or plat of the Property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof; or (d) reconvey, without warranty, all or any part of the Property.
7.2    Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any reconveyance executed under this Deed of Trust of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."
7.3    Powers and Duties on Default. Upon written request therefor by Beneficiary specifying the nature of the Default, or the nature of the several Events of Default, and the amount or amounts due and owing, Trustee shall execute a written notice of default and of its election to cause the Property to be sold to satisfy the obligation secured hereby, and shall cause such notice to be recorded and otherwise given according to law. Thereafter, Trustee shall execute a written notice of sale, and shall cause such notice to be recorded and otherwise given as required by law. Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of breach, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time

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of sale. Trustor agrees that such a sale (or a sheriff's sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all or any part of the Property which may be personal property Trustee shall have and exercise, at Beneficiary's sole election, all the rights and remedies of a secured party under the UCC. Whenever notice of such a sale is permitted or required hereunder or under the UCC, ten (10) days shall be deemed reasonable. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute. Trustee shall deliver to the purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person other than Trustee, including Trustor, Beneficiary or any Lender, may purchase at such sale. After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of evidence of title search and title insurance and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums secured hereby in such order as Beneficiary may determine and the remainder, if any, may be deposited by Trustee with the clerk of the superior court or municipal court, as applicable, of the county in which the sale took place, or otherwise paid or applied as permitted by applicable law. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.
7.4    Reassignment of Security Interest. At the request of Beneficiary, Trustee shall reassign to Beneficiary the security interest created hereby and after such reassignment Beneficiary shall have the right, on behalf of Lenders, upon the occurrence or continuance of any Default, to realize upon the personal property subject to this Deed of Trust, independent of any action of Trustee, pursuant to the UCC.
7.5    Acceptance of Trust. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto except Beneficiary of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.
7.6    Reliance. Trustee, upon presentation to it of an affidavit signed by Beneficiary setting forth facts showing an Default, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.
7.7    Replacement of Trustee. Beneficiary may, from time to time, as provided by statute, appoint another trustee in place and stead of Trustee herein named, and thereupon Trustee herein named shall be discharged and the trustee so appointed shall be substituted as Trustee hereunder, with the same effect as if originally named Trustee herein.

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8.    NOTICES.
8.1    Addresses for Notices. Any notice to or demand upon Trustor (including any notice of default or notice of sale) or notice to or demand upon Trustee or Beneficiary shall be deemed to have been sufficiently made if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed, addressed to Trustor, Trustee or Beneficiary, as applicable, as follows:

If to Trustor:	KBSGI Offices at Greenhouse, LLC c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attention: Giovanni Cordoves, Senior Vice President Asset Management

With a copy to:	c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attention: Todd Smith, Vice President, Controller

With a copy to:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: Bruce Fischer, Esq.

If to Trustee:	Randy Durant 10 South Dearborn, Floor 36, Chicago, IL 60603-2003

If to Beneficiary:	JPMorgan Chase Bank, N.A. 201 North Central Avenue, Floor 20 Phoenix, AZ 85004-0073 Attention: Ryan Dempsey

or to such other address as the recipient may have directed by notice in accordance herewith.
8.2    Waiver of Notice. The giving of notice may be waived in writing by the person or persons entitled to receive such notice, either before or after the time established for the giving of such notice.
9.    MODIFICATIONS, ETC. Each person or entity now or hereafter owning any interest in the Property agrees, by executing this Deed of Trust or taking the Property subject to it, that Beneficiary or any Lender may in Beneficiary's or such Lender's sole discretion and without notice to or consent of any such person or entity: (i) extend the time for payment of the obligations secured hereby; (ii) discharge or release any one or more parties from their liability for such obligations in whole or in part; (iii) delay any action to collect on such obligations or to realize on

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any collateral therefor; (iv) release or fail to perfect any security for such obligations; (v) consent to one or more transfers of the Property, in whole or in part, on any terms; (vi) waive or release any of holder's rights under any of the Loan Documents; (vii) agree to an increase in the amount of such obligations or to any other modification of such obligations or of the Loan Documents; or (viii) proceed against such person or entity before, at the same time as, or after it proceeds against any other person or entity liable for such obligations.
10.    SUCCESSORS AND ASSIGNS. All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.
11.    GOVERNING LAW; SEVERABILITY. This Deed of Trust shall be governed by the law of the State of Texas. In the event that any provision or clause of this Deed of Trust or the Loan Agreement conflicts with applicable law, the conflict shall not affect other provisions of this Deed of Trust or the Loan Agreement that can be given effect without the conflicting provision and to this end the provisions of this Deed of Trust and the Loan Agreement are declared to be severable.
12.    TRUSTOR'S RIGHT TO POSSESSION. Trustor may be and remain in possession of the Property for so long as no Default exists and Trustor may, while it is entitled to possession of the Property, use the same.
13.    MAXIMUM INTEREST. No provision of this Deed of Trust or of the Loan Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by law ("Maximum Lawful Rate"). If any excess of interest in such respect is herein or in the Loan Agreement provided for, neither Trustor nor its successors or assigns shall be obligated to pay that portion of such interest that is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 13 shall control any provision of this Deed of Trust or the Loan Agreement that is inconsistent herewith. To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Notes and/or the indebtedness secured hereby, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Trustor as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or the Secured Obligations.
14.    ATTORNEYS' FEES AND LEGAL EXPENSES. In the event of the occurrence, and during the continuance, of any Default under this Deed of Trust, or in the event that any dispute arises relating to the interpretation, enforcement or performance of any obligation secured by this Deed of Trust, Beneficiary and the Lenders shall be entitled to collect from Trustor on demand all fees and expenses incurred in connection therewith, including but not limited to reasonable fees of

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attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Trustor shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Trustor, any guarantor or other party liable for any of the obligations secured by this Deed of Trust or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any of the Property; (d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Deed of Trust; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.
15.    PREPAYMENT PROVISIONS. If at any time after an Default and acceleration of the indebtedness secured hereby there shall be a tender of payment of the amount necessary to satisfy such indebtedness by or on behalf of Trustor, its successors or assigns, the same shall be deemed to be a voluntary prepayment such that the sum required to satisfy such indebtedness in full shall include, to the extent permitted by law, any additional payment required under the prepayment privilege as stated in the Loan Agreement.
16.    TIME IS OF THE ESSENCE. Time is of the essence under this Deed of Trust and in the performance of every term, covenant and obligation contained herein.
17.    MISCELLANEOUS.
17.1    Whenever the context so requires the singular number includes the plural herein, and the impersonal includes the personal.
17.2    The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Deed of Trust.
17.3    This Deed of Trust, the Loan Agreement and the other Loan Documents constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein. No party is relying upon any oral agreement or other understanding not expressly set forth in the Loan Documents. The Loan Documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.
17.4    No creditor of any party to this Deed of Trust and no other person or entity shall be a third party beneficiary of this Deed of Trust or any other Loan Document. Without limiting the generality of the preceding sentence, (a) any arrangement (a "Servicing Arrangement") between Beneficiary or Lenders and any servicer of the loan secured hereby for loss sharing or interim advancement of funds shall constitute a contractual obligation of such servicer that is independent of the obligation of Trustor for the payment of the indebtedness secured hereby, (b) Trustor shall not be a third party beneficiary of any Servicing Arrangement, and (c) no payment by a servicer under any Servicing Arrangement will reduce the amount of the indebtedness secured hereby.

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18.    RESERVED.
19.    REQUEST FOR NOTICE. Trustor hereby requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at the address set forth in Section 8.1.
20.    WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. EACH OF TRUSTOR, BENEFICIARY AND EACH LENDER (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND PARTICIPANTS) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEED OF TRUST BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A "CLAIM"), OR CALIFORNIA LAW IS DEEMED TO APPLY TO ANY MATTER IN CONNECTION WITH THIS DEED OF TRUST, AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
20.1    WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SECTION 20.2 BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.
20.2    THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS).

SMRH:479747989.7	31

THIS DEED OF TRUST DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS DEED OF TRUST.
20.3    UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).
20.4    ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
20.5    THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.
20.6    THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.
20.7    ALTHOUGH BENEFICIARY AND LENDERS DO NOT EXECUTE THIS DEED OF TRUST, THIS DEED OF TRUST HAS BEEN PREPARED BY BENEFICIARY AND DELIVERED TO TRUSTOR BY BENEFICIARY (ON BEHALF OF LENDERS). BY SUCH DELIVERY, BENEFICIARY AND LENDERS AGREE TO BE BOUND BY THE TERMS OF THIS SECTION UPON EXECUTION OF THIS DEED OF TRUST BY TRUSTOR. THE RECORDING OF THE DEED OF TRUST BY OR AT THE DIRECTION OF BENEFICIARY WILL FURTHER CONFIRM SUCH AGREEMENT, BUT IS NOT NECESSARY IN ORDER TO MAKE THIS SECTION BINDING ON TRUSTOR, BENEFICIARY AND LENDERS.

SMRH:479747989.7	32

20.8    IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SECTION AND ANY OTHER PROVISION OF THE LOAN DOCUMENTS, THIS SECTION WILL CONTROL.
21.    WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRUSTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST BENEFICIARY AND/OR THE LENDERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS DEED OF TRUST OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.
22.    Suretyship Provisions. Section 10.25 of the Loan Agreement (the joint borrower provisions) is by this reference incorporated herein in its entirety.
23.    Limited Recourse Provision. Except as to Guarantor as set forth in the Guaranty, Beneficiary and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Trustor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Trustor (except for Guarantor as provided in the Guaranty, but including the sole member of Borrower (KBSGI REIT Acquisition IV, LLC), with respect to the obligations of Trustor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Trustor's liability or obligations under the Loan Documents, Guarantor's liability or obligations under the Guaranty or Beneficiary's right to exercise any rights or remedies against any collateral securing the Loan.
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SMRH:479747989.7	33

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.
TRUSTOR:
KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company

By:    KBSGI REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member

By:    KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

SMRH:479747989.7	S-1

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA
COUNTY OF Orange     )

On November 9, 2016, before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature /s/ K. Godin

SMRH:479747989.7	Acknowledgment

EXHIBIT A
LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF HARRIS, STATE OF TEXAS AND IS DESCRIBED AS FOLLOWS:
Tract 1:

BEING a 4.6196 acre (201,229 square foot) tract of land situated in the Washington County Railroad Company (Section 3) Survey, Abstract Number 901 in Harris County, Texas, and being all of Unrestricted Reserve "C", Block 2 of KATY GREEN REPLAT NO. 1, subdivision according to the plat thereof recorded under Film Code Number 661274 of the Harris County Map Records.

Tract 2:

Easements, including, without limitation, non-exclusive easements for pedestrian and vehicular ingress and egress on, over, and across Access Drives (as such term is defined in the Declaration, as hereinafter defined) as set forth in that certain Declaration of Easements, Covenants, Conditions and Restrictions executed by KT Greenhouse, Ltd., a Texas limited partnership, and Greenhouse Retail A, Ltd., a Texas limited partnership, dated May 23, 2013, filed for record under Clerk's File No. 20130256729 of the Official Public Records of Real Property of Harris County, Texas (the "Declaration").

SMRH:479747989.7	Exhibit A 1